UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 9, 2016

Easterly Government Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 L Street NW, Suite 650, Washington, D.C.		20037
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (202) 595-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 9, 2016, Easterly Government Properties, Inc. (the “Company”) held its Annual Meeting of Stockholders, in which the stockholders voted on proposals as follows:

Proposal No. 1: The election of seven director nominees, each to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Abstentions
William C. Trimble, III	21,331,451	323,282	86,645
Darrell W. Crate	20,823,611	831,122	86,645
Michael P. Ibe	20,744,164	910,569	86,645
William H. Binnie	21,339,188	315,545	86,645
Cynthia A. Fisher	21,338,805	314,978	87,595
Emil W. Henry, Jr.	21,419,097	235,386	86,895
James E. Mead	21,338,688	316,045	86,645

There were 1,656,721 broker non-votes for each director nominee in connection with Proposal No. 1.

Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions
23,253,232	3,290	141,577

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	Chief Executive Officer and President

Date: May 12, 2016